UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Commission file number 001-16111
GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3350 Lenox Road, Atlanta, Georgia	30321
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
As previously reported, (a) on February 26, 2016, in connection with the acquisition by Global Payments Inc. (the “Company”) of Heartland Payment Systems, Inc. (“Heartland”), the Company and certain wholly-owned subsidiaries of the Company, as borrowers or as guarantors, as applicable (the “Credit Parties”), entered into the First Amendment to (i) the Second Amended and Restated Term Loan Agreement and (ii) the Second Amended and Restated Credit Agreement, each with Bank of America, N.A. (“Bank of America”), as administrative agent, and a syndicate of financial institutions, as lenders and other agents (the “Amended Credit Facility Agreement”), and (b) on October 31, 2016, the Credit Parties entered into the Second Amendment to the Amended Credit Facility Agreement. On March 30, 2017, the Credit Parties entered into the Third Amendment to the Amended Credit Facility Agreement, which amendment clarified that the quarterly payment due in respect of the Term Loan B-2 Facility (as defined below) was due on March 31, 2017 rather than March 30, 2017.
On May 2, 2017, the Credit Parties entered into the Fourth Amendment to the Amended Credit Facility Agreement (the “Fourth Amendment”).
As amended by the Fourth Amendment, the Amended Credit Facility Agreement provides for (i) a $1.2 billion revolving credit facility (the “Revolving Credit Facility”), (ii) a $1.5 billion term loan facility (the “Term Loan A Facility”), (iii) a $1.3 billion term loan facility (the “Term Loan A-2 Facility”), and (iv) a $1.2 billion term loan facility (the “Term Loan B-2 Facility” and together with the Revolving Credit Facility, the Term Loan A Facility, and the Term Loan A-2 Facility, the “Credit Facilities”). The Fourth Amendment increased the total financing capacity available under the Credit Facilities to $5.2 billion, although the Company’s aggregate outstanding debt under the Amended Credit Facility Agreement did not change because the Company repaid certain outstanding amounts under the Revolving Credit Facility, the Term A Loan and the Term A-2 Loan in connection with the Fourth Amendment. The Term Loan A Facility and the Term Loan A-2 Facility mature, and the Revolving Credit Facility Agreement expires, on May 2, 2022. The Term Loan B-2 Facility matures on April 22, 2023.
As amended by the Fourth Amendment, the Amended Credit Facility Agreement provides for an interest rate with respect to borrowings under the Term Loan A Facility, the Term Loan A-2 Facility and the Revolving Credit Facility of (a) in the case of Base Rate Loans (as defined in the Amended Credit Facility Agreement), a base rate plus a margin ranging from 0.25% to 1.00%, in each case depending on the Company’s leverage ratio and (b) in the case of Eurocurrency Loans (as defined in the Amended Credit Facility Agreement) a base rate plus a margin ranging from 1.25% to 2.00%, in each case depending on the Company’s leverage ratio. As amended by the Fourth Amendment, the Amended Credit Facility Agreement provides for an interest rate with respect to the borrowings under the Term Loan B-2 Facility of a base rate plus a margin of 1.00% in the case of Base Rate Loans and a base rate plus a margin of 2.00% in the case of Eurocurrency Loans. With respect to the Base Rate Loans, the base rate is the highest of (a) the Federal Funds Effective Rate (as defined in the Amended Credit Facility Agreement) plus 0.50%, (b) the Bank of America prime rate and (c) the applicable Eurocurrency Base Rate (as defined in the Amended Credit Facility Agreement) plus 1.00%. The Amended Credit Facility Agreement also provides for a commitment fee with respect to borrowings under the Revolving Credit Facility at an applicable rate per annum ranging from 0.20% to 0.30% depending on the Company’s leverage ratio.
The Amended Credit Facility Agreement contains customary affirmative and restrictive covenants, including, among others, financial covenants based on the Company’s leverage and fixed charge coverage ratios. The Amended Credit Facility Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations to be immediately due and payable.
The foregoing description of the Fourth Amendment and the Amended Credit Facility Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Fourth Amendment to the Amended Credit Facility Agreement, which will be included in the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2017.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this report is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On May 3, 2017, the Company’s Board of Directors (the “Board”) approved the amendment and restatement of the Company’s Seventh Amended and Restated Bylaws (as so amended, the “Amended and Restated Bylaws”), effective immediately, to implement proxy access for eligible shareholders of the Company. The Amended and Restated Bylaws permit a shareholder or a group of up to twenty (20) shareholders owning three percent (3%) or more of the Company’s voting stock continuously for at least three (3) years to nominate and include in the Company’s proxy materials for an annual meeting of shareholders director candidates constituting up to the greater of two directors or 20% of the Board; provided that the shareholder (or group) and each nominee satisfy the requirements for proxy access as specified in the Amended and Restated Bylaws.
In addition, the Amended and Restated Bylaws include changes to the advance notice and related provisions set forth in Section 2.05 to conform to these new proxy access procedures, and make certain other ministerial, section numbering, clarifying and conforming revisions.
The foregoing description is qualified in its entirety by reference to the full and complete text of the Amended and Restated Bylaws, which are attached hereto and incorporated by reference herein as Exhibit 3.1 to this report.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 3, 2017, the Company held its 2017 Annual Meeting of Shareholders. The Company’s shareholders voted on and approved all four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2017. The final voting results were as follows:
Proposal 1. Election of the following directors:

Nominee	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
John G. Bruno (Class II)	134,416,901	1,123,428	65,293	5,333,861
Jeffrey S. Sloan (Class II)	133,898,908	1,663,225	43,489	5,333,861
William B. Plummer (Class II)	135,136,593	403,548	65,481	5,333,861

Proposal 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the seven month transition period ended December 31, 2016.

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
132,740,672	2,707,357	157,594	5,333,861

Proposal 3. Approval, on an advisory basis, of the frequency of the compensation of the Company’s named executive officers.

Votes-1 Year	Votes-2 Year	Votes - 3 Year	Abstentions	Broker Non-Votes
116,727,066	80,994	18,742,006	55,557	5,333,861

Proposal 4. Ratification of the reappointment of Deloitte & Touch LLP as the Company’s independent public accountants for the calendar year ending December 31, 2017:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
137,669,653	3,222,894	46,937	0

In accordance with the Board’s recommendation and the voting results on this advisory proposal, the Board has adopted a policy that the Company will hold the say-on-pay vote every year.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Description

3.1	Eighth Amended and Restated Bylaws of Global Payments Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date:	May 4, 2017	By: /s/ Cameron M. Bready
Cameron M. Bready
Senior Executive Vice President and Chief Financial Officer